ASSIGNMENT OF CONTRACT RIGHTS AND OBLIGATIONS
                  ---------------------------------------------

     Assignment dated June 30, 2004 between Duane Bennett ("Assignor") and Axiom III, Inc., a Nevada Corporation ("Assignee").

     WHEREAS, Assignor is a party to that certain agreement dated August 27, 2003, captioned "Lessard Property Management Services, Inc. Residential Property Management Agreement," a copy of which is attached hereto as Exhibit A;

     WHEREAS, Assignor has reorganized the ownership of one of the properties under management by Lessard Property Management Services, Inc. ("Lessard") so that such property is now owned by Assignee, and now desires to transfer the rights and obligations under Lessard's agreement (Exhibit A) to the Assignee as well; and

     WHEREAS, Assignee would like to receive an assignment of both the rights and obligations of Lessard's Agreement (Exhibit A);

     NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which both parties hereby acknowledge, the parties agree as follows:

     1. Assignor hereby assigns its rights and obligations under Lessard's Agreement (as set forth in Exhibit A) to the following limited extent: the assignment of rights and obligations shall apply only to the apartment house located at 80 Cochran Street, Chicopee, Massachusetts. Assignor shall retain all other rights and obligations not specifically pertaining to the apartment house at 80 Cochran Street.

     2. Assignee hereby agrees to receive and honor the foregoing assigned rights and obligations.

     3. Said assignment is expressly conditioned on Lessard's written approval and consent of same.

     4. Once Lessard approves and consents to this assignment, Assignor shall be released from and held harmless from all liability or obligations assigned by this Assignment, and shall have no further legal responsibility for them. Likewise, upon Lessard's approval and consent, Assignor releases and holds harmless Assignee and Lessard from all liability or obligations to Assignee, and waives all further claims arising from or related to the rights assigned herein.

     IN  WITNESS  WHEREOF,  the  parties  have  signed  this  agreement  below.

AXIOM  III,  INC.  (Assignee)            Assignor

_______________________________          __________________________________
By:  Duane  Bennett,  President          Duane  Bennett,  in his individual
                                         capacity


     On behalf of Lessard Property Management Services, Inc., I am authorized to approve and consent to the foregoing assignment, effective as of the date first appearing above.

LESSARD  PROPERTY  MANAGEMENT  SERVICES,  INC.

__________________________________
By:  Paul  D.  Lessard,  President